UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On August 19, 2019, 2050 Motors, Inc. approved the creation of a streaming business based on a Linux PC-on-a-stick (i.e., dongle) similar to those currently offered by ROKU, Amazon, and Google and planned by Apple this fall. The Company is currently in discussions with its programming group in India, MarkUp Designs Ltd., which is coding its social network www.Kanab.Club, and interviewing consultants in the USA to act as project managers for the design, build and testing of the platform. 2050 believes there is a substantial opportunity to proliferate its own dongle solution with a basket of streaming content targeting customers of its social network as well as users who prefer a stand-alone streaming solution. The total cost of the development and time to launch are currently being analyzed but expected to be reasonable and quick, which management believes are critical for success as today’s streaming wars environment rapidly evolves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: August 20, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer